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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): June 26, 2003

                       Medicis Pharmaceutical Corporation
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-18443                52-1574808
(State or Other Jurisdiction of       (Commission File         (IRS Employer
        Incorporation)                    Number)            Identification No.)


8125 North Hayden Road Scottsdale,
Arizona                                                               85258-2463
(Address of Principal Executive                                       (Zip Code)
Offices)


Registrant's telephone number, including area code:               (602) 808-8800



                                       N/A
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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


Item 7.   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1 Copy of press release, dated June 26, 2003, issued by Medicis Pharmaceutical Corporation.


Item 9.    Regulation FD Disclosure

      On June 26, 2003, Medicis Pharmaceutical Corporation issued a press release summarizing its revenue and earnings guidance for Fiscal 2004. A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICIS PHARMACEUTICAL CORPORATION
                                       (Registrant)


Date:  June 30, 2003                   /s/ Mark A. Prygocki, Sr.
                                       -----------------------------------------
                                       Name:      Mark A. Prygocki, Sr.
                                       Title:     Executive Vice President,
                                                  Chief Financial Officer,
                                                  Corporate Secretary and
                                                  Treasurer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-----------         ------------------------------------------------------------

99.1 Copy of press release, dated June 26, 2003, issued by Medicis Pharmaceutical Corporation.

                                 [LOGO OMITTED]

CONTACT: -------
Libby Ivy, Executive Director,  Investor Relaqtions & Corporate  Communications,
(602) 808-3854


                     MEDICIS ANNOUNCES FISCAL 2004 GUIDANCE


SCOTTSDALE, Arizona--June 26, 2003--Medicis (NYSE:MRX) today announced revenue and earnings guidance for Fiscal 2004. The Company's 2004 fiscal year begins on July 1, 2003. The Company will supplement the information provided in this press release with a conference call to discuss its Fiscal 2004 guidance.

In March 2003, Medicis announced the largest transaction in the Company's history. Medicis obtained the exclusive North American rights to the market-leading dermal restorative product line, RESTYLANE(R). Medicis intends to invest resources commensurate with the opportunity presented by the RESTYLANE(R) transaction in order to maximize, upon regulatory approval, RESTYLANE(R)'s launch to U.S.-based dermatologists and plastic surgeons. Reflecting the opportunity available to the Company, Medicis intends to carefully coordinate the various essential components of this considerable product launch.

A pre-market approval application for RESTYLANE(R) is currently pending with the Food and Drug Administration ("FDA"). While there can be no assurances when or if the FDA will approve RESTYLANE(R), the Company's Fiscal 2004 guidance assumes an approval during the first half of the Company's Fiscal 2004 year. In anticipation of RESTYLANE(R)'s approval, the Company is incurring significant incremental costs associated with a dedicated aesthetics sales force; additional headquarters personnel to support sales force efforts, including product management, customer service and training personnel; expenses associated with advertising, promotion, public relations, physician training and continuing medical education; general launch costs and other administrative expenses. As a result, such costs and expenses will be incurred prior to the recognition of a meaningful level of revenues to offset such expenses.

Based  upon  information   available   currently  and  the  regulatory  approval
assumption regarding RESTYLANE(R), the Company's guidance assumptions are as follows:

                                Fiscal Year 2004
                              ending June 30, 2004

                      First Quarter      Second Quarter     Third Quarter     Fourth Quarter     Fiscal Year
                        (9/30/03)          (12/31/03)         (3/31/04)         (6/30/04)           2004

                      -------------      --------------     -------------     --------------     -----------
Estimated revenue
  objectives           $62 million        $70 million        $76 million       $82 million       $290 million
Estimated EPS
  objectives             $0.35              $0.50              $0.65             $0.75               $2.25

A quarterly analysis of Fiscal 2004 trends highlights improving growth rates and operating margins as the investments in the first half of the Company's Fiscal 2004 begin to generate the anticipated financial benefits.


                                     (more)

                         Fiscal 2004 Quarterly Analysis


                                      First Quarter      Second Quarter     Third Quarter     Fourth Quarter
                                        (9/30/03)          (12/31/03)         (3/31/04)         (6/30/04)

                                      -------------      --------------     -------------     --------------
2004 Estimated Growth
Rates vs. 2003 (Estimates)

Estimated revenue objectives               6%                 18%               21%                 25%
Estimated EPS objectives                 (36%)                (9%)              15%                 28%


Operting Margins
(as a % of net revenue)

Estimated revenue expense objectives      62%                 54%               47%                 43%
Estimated operating income objectives     23%                 31%               39%                 42%



Medicis anticipates Fiscal 2004 gross profit margins of approximately 85%. Research and development expenses are expected to be approximately 4% of total revenues and depreciation and amortization expenses are expected to be approximately $4 million per quarter. The Company's effective tax rate is expected to be approximately 35%. Weighted average diluted shares outstanding for Fiscal 2004 is expected to be approximately 29 million shares, but is dependent upon the Company's stock price in any given quarter. Additionally, the above guidance does not include the potential impact of other components of the Company's growth strategy, including possible future acquisitions of products, businesses and/or technologies and the launch of new products from the Company's development pipeline.

At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company. The Company's business is subject to all risk factors outlined in the Company's most recent annual report on Form 10-K, its Form S-3 registration statement and other filed documents with the Securities and Exchange Commission. At the time of this release, the Company cannot, among other things, assess the forthcoming results of the Company's research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company's industry, risks associated with changes in laws, risks related to general economic conditions, including interest rate fluctuations, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company's core brands, or any future competitive product approvals that may affect the Company's brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty which periods these potential payments could be made, or if any payments such as these will be made at all. The stated estimated future guidance does not include the potential payments associated with any such transactions.

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis has leading prescription products in a number of therapeutic categories, including acne, asthma, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company's products include the prescription  brands DYNACIN(R)  (minocycline
HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), ORAPRED(R) (prednisolone sodium phosphate), PLEXION(R) Cleanser (sodium sulfacetamide/sulfur), PLEXION TS(R) (sodium sulfacetamide/sulfur), PLEXION SCT(R) (sodium sulfacetamide/sulfur), TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide), and SYNALAR(R) (fluocinolone acetonide), the over-the-counter brand ESOTERICA(R), and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Medicis cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of its core brands, or any future competitive product approvals that may affect its brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur, that such results will be achieved, that Medicis will continue to have the ability to pay any dividend, or that tax rates on cash dividends will not change. Also, there are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the availability of product supply of DYNACIN(R) Tablets, the receipt of required regulatory approvals, the ability to realize anticipated synergies and benefits of the Q-Med and the Ascent transactions, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis' SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2002. In addition, in 2002, Medicis sold $400 million of 2.5% Contingent Convertible Notes Due 2032. There can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted, and what impact the increase in the number of shares outstanding will have on its results of operations. Forward-looking statements represent the judgment of Medicis' management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF(R) is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. All other marks (or brands) and names are the property of Medicis or its Affiliates.


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